                                                                EXHIBIT 10 (ppp)

                                                                  EXECUTION COPY










                     LOAN, SECURITY AND GUARANTY AGREEMENT

                         Dated as of November 30, 1994



                                    Between


                      IPD PRINTING & DISTRIBUTING, INC.,
                                  as Borrower


                           GRAPHIC INDUSTRIES, INC.,
                                 as Guarantor


                                      AND


                              TRUST COMPANY BANK,
                                   as Lender

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
ARTICLE I    DEFINITIONS ......................................................1

             1.1   Definitions ................................................1
             1.2   Accounting Terms ...........................................7
             1.3   Use of Defined Terms .......................................7
             1.4   Interpretation .............................................7

ARTICLE II   AMOUNT AND TERMS OF BORROWINGS ...................................8

             2.1   Advances and Multiple Disbursement Master Note .............8
             2.2   Manner of Advances .........................................8
             2.3   Term Loan ..................................................9
             2.4   Accrual of Interest on Term Loan ...........................9
             2.5   Prepayment of Advances and Term Loan ......................10
             2.6   Mandatory Prepayment Upon Sale of Collateral ..............10
             2.7   Capital Adequacy ..........................................10
             2.8   Making of Payments ........................................10
             2.9   Default Rate of Interest ..................................11
             2.10  Calculation of Interest ...................................11

ARTICLE III  CONDITIONS TO ADVANCES AND TERM LOAN ............................11

             3.1   Conditions Precedent to Initial Advance ...................11
             3.2   Conditions Precedent to Each Advance ......................12
             3.3   Conditions Precedent to Term Loan .........................13

ARTICLE IV   REPRESENTATIONS AND WARRANTIES ..................................13

             4.1   Corporate Existence .......................................13
             4.2   Corporate Power and Authority .............................13
             4.3   Enforceability ............................................14
             4.4   Consent ...................................................14
             4.5   Financial Statements ......................................14
             4.6   Taxes .....................................................14
             4.7   Litigation ................................................15
             4.8   Title to Collateral .......................................15
             4.9   Federal Reserve Regulations ...............................15
             4.10  ERISA .....................................................15
             4.11  Outstanding Debt ..........................................16

             4.12  Conflicting Agreements or Other Matters                    16
             4.13  Pollution and Environmental Control                        16
             4.14  Possession of Franchises, Licenses, etc.                   17
             4.15  Investment Company Act.....................................17
             4.16  Public Utility Holding Company.............................17
             4.17  Financing Statements.......................................17
             4.18  Principal Place of Business................................17

ARTICLE V    AFFIRMATIVE COVENANTS............................................18

             5.1   Insurance..................................................18
             5.2   Reporting Covenants........................................18
             5.3   Funding of Plans...........................................20
             5.4   Maintenance of Collateral..................................20
             5.5   Current Ratio..............................................20
             5.6   Leverage Ratio.............................................20
             5.7   Fixed Charge Coverage Ratio................................20
             5.8   Debt Service Coverage Ratio................................20

ARTICLE VI   NEGATIVE COVENANTS...............................................20

             6.1   Limitation on Liens........................................21
             6.2   Consolidations, Mergers, etc...............................21
             6.3   Sale of Collateral.........................................21
             6.4   Continuous Perfection......................................21

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES...................................21

             7.1   Events of Default..........................................21
             7.2   Remedies on Default........................................23

ARTICLE VIII GUARANTY.........................................................24

             8.1   Guaranty...................................................24
             8.2   Waivers....................................................25
             8.3   Modification, etc..........................................25
             8.4   Reinstatement..............................................26
             8.5   Subrogation................................................26
             8.6   Continuing Guaranty........................................27

ARTICLE IX   SECURITY INTEREST................................................27

             9.1   Security Interest..........................................27
             9.2   Power-of-Attorney..........................................27
             9.3   Borrower to Hold in Trust..................................27

             9.4   Financing Statements.......................................28


ARTICLE X    MISCELLANEOUS....................................................28

             10.1  No Waiver..................................................28
             10.2  Notices....................................................28
             10.3  GOVERNING LAW..............................................29
             10.4  Survival of Representations and Warranties.................29
             10.5  Severability...............................................29
             10.6  Counterparts...............................................30
             10.7  Payment of Costs...........................................30
             10.8  Successors and Assigns.....................................30
             10.9  Set-Off....................................................30
             10.10 Indemnity..................................................30
             10.11 Jurisdiction and Venue.....................................31
             10.12 Entire Agreement...........................................31
             10.13 WAIVER OF JURY TRIAL.......................................31
             10.14 Amendments, etc............................................32




     Exhibit A   - Multiple Disbursement Master Note

     Exhibit B   - Term Note

     Exhibit C   - Description of Real Property

     Exhibit D   - Certificate as to Annual Financial Statements

     Attachment Number 1 to Exhibit E Compliance Certificate

     THIS LOAN, SECURITY AND GUARANTY AGREEMENT (this "Agreement") dated as of
                                                 ---------------
November 30, 1994 between IPD PRINTING & DISTRIBUTING, INC. ("Borrower"), a
                                                              --------
Georgia corporation, GRAPHIC INDUSTRIES, INC., a Georgia corporation ("Guarantor") and TRUST COMPANY BANK, a Georgia banking corporation ("Lender").
  ---------                                                           ------


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, upon the terms specified herein, Borrower has requested from Lender a multiple disbursement credit facility equal to $3,500,000 in aggregate principal amount at any time outstanding (the "Commitment") to finance the
                                               ----------
purchase and installation of one (1) Heidelberg 3/4 Web Printing Press until the earlier of November 30, 1995 or the date Borrower requests Lender to convert to the Term Loan (the "Conversion Date");
                    ---------------

     WHEREAS, upon the terms specified herein, Borrower has requested from Lender a term loan in an aggregate principal amount equal to the lesser of the Commitment and the principal amount of advances outstanding under the Commitment on the Conversion Date from the Conversion Date until five (5) years thereafter;

     WHEREAS, Lender is willing to make advances under the Commitment and the term loan, subject to the terms and conditions as hereinafter set forth, including the unconditional guaranty of Guarantor provided for herein;

     WHEREAS, Guarantor, the parent company of Borrower, is willing to unconditionally guarantee the payment and performance of Borrower's obligations hereunder;

     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1  Definitions. In addition to the other terms defined herein,
                  -----------
the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined) :

             "Advance" shall mean a disbursement made by Lender to Borrower
              -------
under the Commitment that bears interest as provided in Section 2.1 (c) hereof
                                              -----------  -
(individually, an "Advance" and collectively, the "Advances").
                   -------                         --------

             "Agreement Date" shall mean the date as of which this Agreement is
              --------------
dated.

             "Business Day" shall mean any day that is not a Saturday, a Sunday
              ------------
or a day on which commercial banks are required or authorized to close in Atlanta, Georgia.

             "Capital Lease" shall mean for any Person any lease which is
              -------------
required to be capitalized on the balance sheet of such Person as lessee in accordance with GAAP.

             "Cash" shall mean all monetary items (including currency, coin and
              ----
bank demand deposits) that are treated as cash under GAAP.

             "Cash Equivalents" shall mean all investments classified as
              ----------------
 "marketable securities" in accordance with GAAP.

             "Code" shall mean the Internal Revenue Code of 1986, as amended
              ----
from time to time, and the regulations promulgated and the rulings issued thereunder.

             "Collateral" shall mean one (1) Heidelberg 3/4 Web Printing Press,
              ----------
Harris Model 100L, Serial No. 052091-8, with Scheffer in-line finishing system, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and to the extent not otherwise included, all proceeds (as defined in the Uniform Commercial Code of the applicable jurisdiction).

             "Commitment" shall have the meaning set forth in the preamble
              ----------
hereof.

             "Consolidated Current Assets" shall mean only those assets of
              ---------------------------
Guarantor and its Subsidiaries on a consolidated basis which may, in the ordinary course of business, be converted into cash within a period of one (1) year from the date as of which a computation is being made.

             "Consolidated Current Liabilities" shall mean, without duplication,
              --------------------------------
the sum of (a) trade accounts payable and (b) notes payable to banks and other short-term Indebtedness owed to financial institutions and (c) current maturities of Indebtedness which matures in over one year of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

             "Consolidated Depreciation and Amortization" shall mean
              ------------------------------------------
depreciation expense, amortization expense and other non-cash charges of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

             "Consolidated Funded Debt" shall mean for any period all
              ------------------------
outstanding Indebtedness of Guarantor and its Subsidiaries on a consolidated basis, less the sum of Cash and Cash Equivalents.
       ----

             "Consolidated Income Tax Expense" shall mean for any period for
              -------------------------------
Guarantor the income tax expense taken into account in calculating Net Income of Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.

             "Consolidated Interest Expense" shall mean for any period the
              -----------------------------
aggregate amount of interest expense of Guarantor and its Subsidiaries on a consolidated basis (including the portion of any obligation under Capital Leases allocable to interest expense under GAAP) determined in accordance with GAAP.

             "Consolidated Lease Expense" shall mean for any period the
              --------------------------
aggregate operating lease payments of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

             "Consolidated Net Worth" shall mean the shareholders' equity
              ----------------------
(deficiency) of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

             "Consolidated Total Liabilities" shall mean the total liabilities
              ------------------------------
of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

             "Conversion Date" shall have the meaning set forth in the preamble
              ---------------
hereof.

             "Current Ratio" shall mean for any period the ratio of Consolidated
              -------------
Current Assets to Consolidated Current Liabilities.

             "Debt Service Coverage Ratio" shall mean for any period the ratio
              ---------------------------
of (i) Consolidated Funded Debt for such period to (ii) EBITDA for the immediately preceding four (4) fiscal quarters ending with such period.

             "Default" shall mean any event that, with notice or lapse of time
              -------
or both, would constitute an Event of Default.

             "Dollars" and the sign "$" shall mean lawful money of the United
              -------
States of America.

             "EBILT" shall mean for any period Consolidated Net Income, plus
              -----                                                     ----
Consolidated Interest Expense, plus Consolidated Lease Expense, plus
                               ----                             ----
Consolidated Income Tax Expense.

             "EBITDA" shall mean for any period Consolidated Net Income, plus
              ------                                                     ----
Consolidated Interest Expense, plus Consolidated Income Tax Expense, plus
                               ----                                  ----
Consolidated Depreciation and Amortization.

             "ERISA" shall mean the Employee Retirement Income Security Act of
              -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

             "ERISA Affiliate" shall mean, as of any date, any trade or business
              ---------------
(whether or not incorporated) which, together with Guarantor, is treated as a single employer under section 414(b), (c), (m) or (o) of the Code.

             "Event of Default" shall have the meaning set forth in Article VII.
              ----------------

             "Final Maturity Date" shall mean the date that is five (5) years
              -------------------
from and after the Conversion Date.

             "Fixed Charge Coverage Ratio" shall mean for any period the ratio
              ---------------------------
of (a) EBILT for the immediately preceding four (4) fiscal quarters then ended to (b) the sum of (i) Consolidated Interest Expense for the immediately preceding four (4) fiscal quarters then ended, plus (ii) Consolidated Lease Expense for the immediately preceding four (4) fiscal quarters then ended.

             "GAAP" shall mean generally accepted accounting principles as
              ----
defined by the Financial Accounting Standards Board as from time to time in effect that are consistently applied and, when used with respect to Guarantor, that are consistent with the accounting practices of Guarantor reflected in the financial statements of Guarantor, with such changes as may be approved by an independent public accountant satisfactory to Lender; provided, that in the
                                                      --------
event changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by Guarantor's independent public accountants, such changes shall be included in GAAP only from and after the date that the parties hereto execute a definitive agreement necessary to reflect any such changes in the financial covenants set forth herein.

             "Indebtedness" of any Person shall mean without duplication (a) all
              ------------
obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by loans, debentures, notes or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable and prepaid expenses incurred in the ordinary course of business and not overdue by more than ninety (90) days), (d) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, (e) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (f) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property) and (g) all obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

             "Leverage Ratio" shall mean for any period the ratio of
              --------------
Consolidated Total Liabilities to Consolidated Net Worth.

             "Lien" shall mean any mortgage, pledge, security interest,
              ----
encumbrance, lien or charge of any kind (including any written agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

             "Loan Documents" shall mean and include, as the context requires,
              --------------
this Agreement, the Multiple Disbursement Master Note, the Term Note and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.

             "Material Adverse Effect" shall mean a material adverse effect on
              -----------------------
the business, assets, operations, condition (financial or otherwise), or prospects of Guarantor and its Subsidiaries taken as a whole.

             "Multiemployer Plan" shall mean, as of any date, a "multiemployer
              ------------------
plan" as defined in section 4001 (a)(3) of ERISA.

             "Multiple Disbursement Master Note" shall mean a promissory note of
              ---------------------------------
Borrower payable to the order of Lender, in substantially the form of Exhibit A
                                                                      ---------
hereto, evidencing the outstanding aggregate principal amount of Advances of Lender to Borrower under the Commitment, either as such promissory note is originally executed or as it from time to time may be supplemented, modified, amended, renewed or extended.

             "Net Income" shall mean for any period the net earnings from
              ----------
continuing operations before extraordinary items and after provision for income taxes of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation and any
              ----
successor thereto.

             "Permitted Liens" shall mean the following Liens: (a) Lien granted
              ---------------
to Lender on the Collateral pursuant to this Agreement; (b) purchase money Liens upon any property acquired or held by Borrower in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, provided that such Liens do not extend to any other property;
(c) Liens existing on any property held by Borrower in the ordinary course of business at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); (d) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP; (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other types of social security; (g) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of Borrower's properties or interfering with the ordinary conduct of the business of Borrower or any of its properties; and (h) extensions, renewals or replacements of any Lien referred to in clauses
(a) and (b) hereof; provided, that the principal amount of the indebtedness or
                    --------
obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered by the Lien.

             "Person" shall mean an individual, partnership, corporation
              ------
(including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

             "Plan" shall mean any "employee benefit plan" as defined in Section
              ----
3(3) of ERISA maintained by or on behalf of Guarantor or any ERISA Affiliate, including but not limited to any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability or life insurance benefits.

             "Prime Rate" shall mean the annual rate of interest equal to the
              ----------
rate of interest designated by Lender to be its prime rate from time to time, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of Lender on the day of such change. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer. Lender may make commercial loans or any other loan at rates of interest at, above or below the Prime Rate.

             "Secured Obligations" shall mean the Indebtedness evidenced by the
              -------------------

Multiple Disbursement Master Note and the Term Note and all other obligations under this Agreement and the other Loan Documents, whether now existing or hereafter arising, however evidenced, whether direct or indirect, absolute or contingent, individually or jointly with any other Person, together with any extensions and renewals of any of the foregoing.

             "Subsidiary" shall mean any Person of which securities or other
              ----------
ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person. Any reference herein to "Subsidiary" shall mean and refer to a Subsidiary of Guarantor unless otherwise indicated.

             "Term Loan" shall mean the loan made by Lender to Borrower on the
              ---------
Conversion Date in accordance with Section 2.4 hereof and evidenced by the Term Note.

             "Term Note" shall mean a promissory note of Borrower payable to the
              ---------
order of Lender, in substantially the form of Exhibit B hereto, evidencing the Term Loan, either as such promissory note is originally executed or as it from time to time may be supplemented, modified, amended, renewed or extended.

             Section 1.2  Accounting Terms. All accounting terms not
                          ----------------
specifically defined herein shall have the meanings normally given them in accordance with GAAP consistently applied and applied on a basis consistent with that applied to the financial statements previously furnished to Lender pursuant to Section 4.5 hereof and the financial statements delivered to Lender pursuant
   -----------
to Section 5.2 (a) hereof.
   -----------  -

             Section 1.3  Use of Defined Terms. Unless otherwise defined or the
                          --------------------
context requires, all terms defined in this Agreement shall have the same defined meanings when used in any other Loan Documents.

             Section 1.4  Interpretation. All personal pronouns used in this
                          --------------
Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders; the singular shall include the plural and the plural shall include the singular; "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; "or" is not exclusive;
           -------  -------
and relative to any determination of any period of time, "from" means "from and including", "to" means "to but not including" and "through" means "to and including".

                                  ARTICLE II

                        AMOUNT AND TERMS OF BORROWINGS
                        ------------------------------

     Section 2.1  Advances and Multiple Disbursement Master Note.
                  ----------------------------------------------

     (a) During the period from the Agreement Date to the Conversion Date, or until the Commitment shall be terminated in accordance with the terms of this Agreement, Lender agrees to make available to Borrower, upon the terms and conditions herein set forth, Advances which shall not exceed, in aggregate principal amount, the Commitment.

     (b) Advances by Lender under the Commitment shall be evidenced by the Multiple Disbursement Master Note. The Multiple Disbursement Master Note shall be dated the Agreement Date, shall be payable to the order of Lender in a principal amount equal to the Commitment and shall bear interest as hereinafter provided. Lender shall, and is hereby authorized by Borrower to, set forth on the grid schedule attached to the Multiple Disbursement Master Note the amount of each Advance made by it hereunder and the other information provided for therein. Such grid schedule (or any account records maintained by Lender) shall constitute, absent manifest error, prima facie evidence of the principal amounts
                                   -----------
outstanding under the Multiple Disbursement Master Note and the payments made hereunder at any time; provided, that no delay or failure of Lender to record
                       --------
the amount of any Advance on such grid schedule (or in such account) shall affect the obligation of Borrower to repay such Advances and accrued interest thereon in accordance with this Agreement. The Multiple Disbursement Master Note shall mature on the Conversion Date or sooner in the event of the exercise by Lender of its right to declare the principal and accrued interest on the Multiple Disbursement Master Note immediately due and payable pursuant to
Section 7.2 (a) or (b) hereof.
- -----------  -      -

     (c) Interest shall accrue on the unpaid principal amount of each Advance from time to time outstanding at a rate per annum equal to the Prime Rate, plus one-half of one percent (0.50%) per annum. All accrued and unpaid interest on the Multiple Disbursement Master Note shall be payable on the last day of each calendar month during which such Advances are outstanding and on the Conversion Date. The Multiple Disbursement Master Note shall provide for Borrower to pay all costs of collection, including Lender's reasonable attorneys' fees, if collected by or through an attorney at law.

     Section 2.2  Manner of Advances.  Borrower shall give Lender at least one
                  ------------------
(1) Business Day's prior written, telecopied or irrevocable telephonic notice (promptly confirmed in writing) of any requested Advance hereunder, which notice shall specify (a) the amount of the Advance (which shall be in a minimum amount of $50,000 and integral multiples of $5,000 in excess thereof) and (b) the date the proposed Advance is to be made (which shall be a Business Day). The proceeds of each Advance will be provided by deposit to Borrower's account with Lender or by such other method agreed to or confirmed in writing by Borrower and Lender.

     Section 2.3  Term Loan.  (a)  On the Conversion Date, the aggregate
                  ---------
outstanding principal amount of Advances under the Multiple Disbursement Master Note, and accrued and unpaid interest thereon, shall be due and payable in full. Upon payment in full of all such accrued and unpaid interest, such principal amount, or any portion thereof, may, at the option of Borrower and upon written notice to Lender, so long as no Default or Event of Default shall have occurred and be continuing and so long as the conditions in Section 3.3 hereof have been
                                                   -----------
satisfied, be paid by Borrower by converting such principal amount into the Term Loan and by the simultaneous execution and delivery to Lender of the Term Note. If Borrower elects to repay only a portion of such outstanding Advances in accordance with the immediately preceding sentence, Borrower shall pay the amount of such Advances that were not converted into the Term Loan on the Conversion Date in accordance with Section 2.8 hereof.
                                   -----------

     (b) The Term Loan shall be evidenced by the Term Note. The Term Note shall be dated the Conversion Date, shall be payable to the order of Lender in a principal amount equal to the Term Loan as determined in accordance with Section
                                                                         -------
2.3 (a) hereof, shall bear interest in accordance with the provisions of Section
- ---  -                                                                   -------
2.4 hereof, and shall mature on the Final Maturity Date or sooner in the event
- ---
of the exercise by Lender of its right to declare the principal and accrued interest on the Term Loan to be immediately due and payable pursuant to Section
                                                                        -------
7.2 (a) or (b) hereof.
- ---  -      -

     (c) Principal on the Term Loan shall be payable in twenty (20) consecutive equal quarterly installments, commencing on the last day of the calendar quarter next succeeding the Conversion Date and continuing on the last day of each calendar quarter thereafter and on the Final Maturity Date, with the final such installment equalling the remaining unpaid principal balance on the Term Loan.

     Section 2.4  Accrual of Interest on Term Loan.
                  --------------------------------

     (a) Interest shall accrue on the unpaid principal amount of the Term Loan from time to time outstanding at a rate per annum equal to Prime Rate, plus one-half of one percent (0.50%) per annum.

     (b) All accrued and unpaid interest on the Term Note shall be payable on the last day of each calendar quarter, on the date of any prepayment in accordance with Section 2.5 hereof, and on the Final Maturity Date.
                -----------

     Section 2.5  Prepayment of Advances and Term Loan. At the option of
                  ------------------------------------
Borrower, Borrower may prepay any Advance or the Term Loan, in whole or in part from time to time, without premium or penalty, but with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that (a) each
                                                         --------
partial prepayment shall be in the minimum principal amount of $50,000 and integral multiples of $5,000 in excess thereof, (b) any partial prepayment of the Term Loan shall be applied to installments of principal in the inverse order of their maturity and (c) Borrower shall have no right to reborrow any Advance after any such prepayment.

     Section 2.6  Mandatory Prepayment Upon Sale of Collateral. In the event
                  --------------------------------------------
that Borrower sells, leases, transfers or otherwise disposes of the Collateral prior to the Final Maturity Date, all Advances (if such disposition occurs prior to or on the Conversion Date) or the Term Loan (if such disposition occurs after the Conversion Date) shall immediately become due and payable in full, and Borrower shall apply the cash proceeds of such sale, lease, transfer or other disposition to the prepayment of all Advances or the Term Loan in accordance with Section 2.5 hereof, as the case may be.
     -----------

     Section 2.7  Capital Adequacy. If after the Agreement Date Lender shall
                  ----------------
have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital, whether under this Agreement or otherwise, as a consequence of its obligations to Borrower hereunder, to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, promptly upon demand by Lender, Borrower shall pay Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate for compensation setting forth the additional amount or amounts to be paid to it hereunder, if made by Lender in good faith, shall be conclusive absent manifest error. In determining any such amount Lender may use any reasonable averaging and attribution methods. The obligations of Borrower hereunder shall survive the termination of this Agreement and the payment of the Secured Obligations for a period of twelve (12) months after such termination and payment; provided, that
                                                                 --------
Lender shall promptly release the Collateral upon such termination and payment pursuant to Section 9.4 hereof.
            -----------

     Section 2.8  Making of Payments. All payments of principal of, and interest
                  ------------------
on, the Multiple Disbursement Master Note and the Term Note and all other amounts to be paid under this Agreement, the Multiple Disbursement Master Note and the Term Note shall be made in immediately available funds in Dollars to Lender at its principal office in Atlanta, Georgia. All such payments shall be made not later than 11:00 A.M. (Atlanta, Georgia time). Funds received after that hour shall be deemed to have been received by Lender on the next following Business Day for the purposes of assessing interest, but not for the purpose of determining the occurrence of an Event of Default.

     Section 2.9  Default Rate of Interest. If an Event of Default shall have
                  ------------------------
occurred and be continuing, at the option of Lender, interest shall accrue on the unpaid principal amount of the Advances or the Term Loan, as the case may be, at a rate of interest equal to the rate otherwise applicable to such Advances or Term Loan, as the case may be, plus an additional two percent (2.0%) per annum.

     Section 2.10  Calculation of Interest. Interest payable on the Advances or
                   -----------------------
the Term Loan, as the case may be, shall be calculated on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable for such extended time at the rates provided herein. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.


                                  ARTICLE III

                     CONDITIONS TO ADVANCES AND TERM LOAN
                     ------------------------------------

             The obligation of Lender to make any Advance under the Commitment and to make the Term Loan to Borrower hereunder is subject to the satisfaction of the respective following conditions:

     Section 3.1  Conditions Precedent to Initial Advance. At the time of the
                  ---------------------------------------
making by Lender of its initial Advance under the Commitment, Lender shall have received the following, in form and substance reasonably satisfactory to Lender:

             (a)  A duly executed Agreement.

             (b)  A duly executed Multiple Disbursement Master Note.

             (c)  The duly executed UCC financing statements referred to in
Section 4.17 hereof.
- ------------

               (d) A copy of the articles of incorporation of Borrower, certified as true and correct by the Secretary of State of Georgia, and a certificate of existence of Borrower from the Secretary of State of Georgia, dated as of a recent date.

               (e) A copy of the articles of incorporation of Guarantor, certified as true and correct by the Secretary of State of Georgia, and a certificate of existence of Guarantor dated as of a recent date from the Secretary of State of Georgia.

               (f) Certified copies of the by-laws of each of Guarantor and Borrower, of resolutions of the Board of Directors of each of Guarantor and Borrower approving the execution and delivery of the Loan Documents to which each of them is a party and the performance of the transactions contemplated hereunder and thereunder by each of them, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to Loan Documents to which it is a party, respectively.

               (g) A certificate of the Secretary or Assistant Secretary of each of Guarantor and Borrower certifying the names and true signatures of the officers of Guarantor and Borrower, respectively, authorized to execute the Loan Documents to which each of them is a party and any other documents to be delivered hereunder by each of them.

               (h) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated herein and in the other Loan Documents and all other documents incident thereto or delivered in connection therewith shall be reasonably satisfactory in form and content to Lender.

      Section  3.2  Conditions Precedent to Each Advance. On the Agreement Date
                    ------------------------------------
and thereafter, at the time of the making by Lender of each Advance hereunder,
(a) the following statements shall be true (and each of the giving by Borrower of a notice of borrowing in accordance with Section 2.3 hereof and the acceptance by Borrower of the proceeds of an Advance shall constitute a representation and warranty by each of Borrower and Guarantor that on the date of such Advance, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                    (i) The representations and warranties contained in Article IV hereof are true and correct on and as of the Agreement Date and the date of such Advance as though made on and as of such date, and

                    (ii) No Default or Event of Default exists or would result from such Advance or from the application of the proceeds therefrom; and

               (b) Lender shall have received such other approvals, opinions and documents as it may reasonably request.

      Section 3.3 Conditions Precedent to Term Loan. On the Conversion Date, at the time of the making by Lender of the Term Loan, (a) the following statements shall be true:

                    (i) The representations and warranties contained in Article IV hereof are true and correct on and as of the Conversion Date as though made on and as of such date, and

                    (ii) No Default or Event of Default exists or would result from the making of the Term Loan or from the application of the proceeds therefrom; and

               (b) Lender shall have received such other approvals, opinions and documents as it may reasonably request, including, without limitation, the duly executed Term Note.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

               Each of Borrower and Guarantor represents and warrants as follows:

      Section  4.1  Corporate Existence. Each of Borrower and Guarantor (a) is a
                    -------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite corporate power and authority to own its properties and to engage in the business and activities as now conducted, and (b) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary (except where the failure to qualify would not have a Material Adverse Effect).

      Section  4.2  Corporate Power and Authority. The execution, delivery and
                    -----------------------------
performance by each of Borrower and Guarantor of this Agreement and the other Loan Documents to which it is a party are within Borrower's and Guarantor's respective corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Borrower or Guarantor, or any material indenture, agreement or other instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of its respective properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under, any such indenture, agreement or other instrument or (c) except as set forth in or contemplated by the Loan Documents, result in or require the creation of any material Lien upon or with respect to any of Borrower's properties.

      Section  4.3  Enforceability. (a) This Agreement, the Multiple
                    --------------
Disbursement Master Note and the other Loan Documents to which it is a party constitute, and the Term Note, when executed and delivered pursuant to Section
                                                                       -------
3.3 (b) hereof will constitute, the valid and binding obligations of Borrower,
- ---  -
enforceable against Borrower in accordance with their respective terms. (b) This Agreement constitutes the valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms.

      Section  4.4  Consent. No authorization, consent, approval, order,
                    -------
license, exemption or other action by, or notice to or filing with, any court or administrative or governmental body or any other Person is required in connection with the execution and delivery of this Agreement, the Multiple Disbursement Master Note, the Term Note and the other Loan Documents or fulfillment of or compliance with the terms and provisions hereof or thereof.

      Section  4.5  Financial Statements. Borrower has furnished Lender the
                    --------------------
following consolidated financial statements identified by the chief financial officer of Guarantor: (a) the audited balance sheet of Guarantor and its Subsidiaries (including Borrower) as at January 31, 1994 and the consolidated statements of income, stockholders' equity and cash flows of Guarantor and its Subsidiaries (including Borrower) for such year, certified by Ernst & Young; and
(b) the unaudited consolidated balance sheet of Guarantor and its Subsidiaries (including Borrower) as at July 31, 1994 and the related consolidated unaudited statement of income, of Guarantor and its Subsidiaries (including Borrower) for the six-month period ended on such date, prepared by Guarantor. All such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments), have been prepared in accordance with GAAP consistently applied throughout the periods involved and show all liabilities, direct and contingent, of Guarantor and its Subsidiaries (including Borrower) required to be shown in accordance with GAAP. The balance sheet fairly presents the condition of Guarantor and its Subsidiaries (including Borrower) as at the date thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of Guarantor and its Subsidiaries (including Borrower) for the periods indicated. There has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Guarantor or Borrower since January 31, 1994.

      Section  4.6  Taxes. Each of Borrower and Guarantor has filed all Federal,
                    -----
state and other income tax returns which are required to be filed and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

      Section  4.7  Litigation. No action, suit, investigation or proceeding is
                    ----------
pending or, to the best knowledge of Borrower and Guarantor, is threatened, against Borrower or Guarantor, or any properties or rights of Borrower or Guarantor, by or before any court, arbitrator or administrative or governmental body, which would have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents to which it is a party.

      Section  4.8  Title to Collateral. Borrower has good title to the
                    -------------------
Collateral, subject to no Lien except Permitted Liens.

      Section  4.9  Federal Reserve Regulations. Borrower is not in the business
                    ---------------------------
of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System (hereinafter called "margin stock"). Each Advance will be used solely for the purposes specified in this Agreement and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither Borrower nor any agent of Borrower acting on its behalf has taken or will take any action which might cause this Agreement or the other Loan Documents to which it is a party to violate Regulations G, T, U, or X or (to the best knowledge of Borrower) any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as now in effect or as the same may hereafter be in effect.

      Section  4.10  ERISA. Except as disclosed on Schedule 4.10 attached
                     -----                         -------------
hereto:

               (a)  Compliance. All Plans maintained or contributed to by
                    ----------
Guarantor or any ERISA Affiliate are in compliance with ERISA and all other applicable law.

               (b)  Liabilities. Neither Guarantor nor any Subsidiary is
                    -----------
currently or will become subject to any liability (other than routine Plan expenses or contributions, if timely paid), tax or penalty whatsoever to any Person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plan including, but not limited to any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower and its

Subsidiaries taken as a whole, or upon their financial condition, assets, business, operation liabilities or prospects; and

               (c)  Funding. Guarantor and each ERISA Affiliate has made full
                    -------
and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan would have an "amount of unfunded benefit liabilities" (as defined in Section 4001 (a) (18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

      Section  4.11  Outstanding Debt. There exists no default or any condition
                     ----------------
or event which, with the lapse of time or the giving of notice or both, would constitute a default (which has not been waived) under the provisions of any instrument evidencing or securing Indebtedness of Borrower or Guarantor in an outstanding principal amount of $100,000 or more, or of any agreement otherwise relating thereto.

      Section  4.12  Conflicting Agreements or Other Matters. Neither Borrower
                     ---------------------------------------
nor Guarantor is a party to any contract or agreement or subject to any charter or other corporate restriction which, in accordance with its terms, could have a Material Adverse Effect. Neither the execution or delivery of this Agreement or any other Loan Document to which it is a party, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Guarantor or Borrower pursuant to, the articles of incorporation or by-laws of Guarantor and Borrower, respectively, any award of any arbitrator or any material agreement (including any agreement with stockholders) or instrument (including without limitation any instrument evidencing Indebtedness of Borrower or Guarantor or any agreement relating thereto) or any order, judgment, decree, and, to the best of Guarantor's or Borrower's knowledge, any statute, law, rule or regulation to which Guarantor or Borrower is subject.

      Section  4.13  Pollution and Environmental Control. Each of Guarantor and
                     -----------------------------------
Borrower has obtained all material permits, licenses and other authorizations which are required under, and is in substantial compliance with, all Federal, state, and local laws and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into the air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemical or industrial, hazardous or toxic materials or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

      Section  4.14  Possession of Franchises, Licenses, etc. Each of Guarantor
                     ----------------------------------------
and Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets and the conduct of its business, and neither Guarantor nor Borrower is in violation of any thereof, except where the failure to so possess would not have a Material Adverse Effect.

      Section  4.15  Investment Company Act. Borrower is not an "investment
                     ----------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section  4.16  Public Utility Holding Company. Borrower is not a "holding
                     ------------------------------
company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section  4.17  Financing Statements. Appropriate UCC-1 financing
                     --------------------
statements having been filed in the UCC and real property records of the Office of the Clerk of Superior Court of DeKalb County, Georgia, this Agreement, as a security agreement, is effective to create a valid and continuing first priority perfected Lien on the Collateral, both as personal property and as a fixture, in favor of Lender, prior to all other Liens except Permitted Liens, and is enforceable as such against creditors of and purchasers from Borrower and as against any purchaser of real property where the Collateral is located and any present or future creditor obtaining a Lien on such real property.

      Section  4.18  Principal Place of Business. Borrower's principal place of
                     ---------------------------
business and the location of the Collateral are 5800 Peachtree Road, Chamblee, Georgia 30341. The legal description of the real property on which the Collateral is located is set forth on Exhibit C attached hereto. Borrower will not change such principal place of business or remove the Collateral unless it has taken such action as is necessary to cause the Lien of Lender in the Collateral to continue to be perfected and has given thirty (30) days' prior written notice thereof to Lender.

                                   ARTICLE V


                             AFFIRMATIVE COVENANTS
                             ---------------------

      So long as the Multiple Disbursement Master Note and the Term Note shall remain unpaid or Lender shall have the Commitment hereunder, unless Lender shall otherwise consent in writing:

      Section  5.1  Insurance. Borrower will maintain with financially sound and
                    ---------
reputable carriers reasonably acceptable to Lender, casualty insurance coverage on its real property and physical assets, including the Collateral, and other insurance against other risks, including public liability in such amounts and as such types as are ordinarily carried by other similar corporations, but in no event less than one hundred percent (100%) of the replacement costs of such real property and physical assets, including the Collateral. Borrower shall furnish, upon Lender's request, a certificate from Borrower's insurance carrier specifying the details of such insurance in effect.

      Section  5.2  Reporting Covenants. Guarantor or Borrower will deliver to
                    -------------------
Lender:

               (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor consolidated and consolidating balance sheets of Guarantor and its Subsidiaries (including Borrower) as of the end of such fiscal year and the related consolidated and consolidating statements of income, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young (with respect to such consolidated financial statements) or other independent public accountants acceptable to Lender, which report will be unqualified as to scope of audit and shall state that such financial statements present fairly the financial condition of Guarantor and its Subsidiaries (including Borrower) as at the end of such fiscal year and the results of operations of Guarantor and its Subsidiaries (including Borrower) for such fiscal year in accordance with GAAP consistently applied and that the audit by such accountants in connection with such financial statements was made in accordance with generally accepted auditing standards;

               (b) as soon as available and in any event within sixty (60) days after the end of each fiscal quarter, the unaudited consolidated balance sheet of Guarantor and its Subsidiaries (including Borrower) as of the end of such fiscal quarter and the related consolidated unaudited statement of income for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all prepared by the Guarantor in accordance with GAAP and accompanied by a certificate of the chief financial officer of

Guarantor at the end of each fiscal quarter, stating that all such financial statements delivered during such fiscal quarter are complete and accurate (subject to normal year-end adjustments).

               (c) simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of Guarantor in the form of Exhibit D attached hereto, setting forth,
                                    ---------
among other things, (i) the calculations required to establish whether Guarantor was in compliance with the requirements of Sections 5.5, 5.6, 5.7 and 5.8 hereof
                                           -------- ---  ---  ---     ---
on the date of such financial statements, substantially in the form of Attachment Number 1 to Exhibit D attached hereto, and (ii) whether there exists
                       ---------
on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

               (d) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer of Guarantor setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

               (e) promptly upon the mailing or filing thereof, copies of all reports, including, without limitation, reports on Form 10-K, Form 10-Q and Form 8-K, and any registration statements which Guarantor is required to file with the Securities and Exchange Commission or any national securities exchange at any time that Guarantor becomes subject to such reporting requirements;

               (f) promptly after (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration in an amount in excess of $250,000, before any court or arbitrator or any governmental or administrative or administrative body, agency, or official, against Guarantor or Borrower or any material property of Guarantor or Borrower or (ii) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

               (g) promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notice of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), (ii) any other event which could subject Guarantor or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code or (iii) at the same time and in the same manner as such notice or report must be provided to the PBGC or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or

4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan; and

               (h) such other information respecting the operations or condition, financial or otherwise, of Guarantor or Borrower as Lender may from time to time reasonably request.


      Section  5.3  Funding of Plans. Guarantor shall contribute to each Plan,
                    ----------------
within the time required by law, such amounts, if any, as are required pursuant to Section 412 of the Code and shall not request a waiver of any such funding requirement as permitted under Section 412(d) of the Code; and Guarantor shall not terminate a Plan subject to Title IV of ERISA if, as of the date of the termination of such Plan, there is or would be any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) with respect to such Plan or any other Plan subject to Title IV of ERISA.

      Section  5.4  Maintenance of Collateral. Borrower will at all times
                    -------------------------
maintain and preserve the Collateral in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into account ordinary wear and tear).

      Section  5.5  Current Ratio. Guarantor shall maintain at all times a
                    -------------
Current Ratio of greater than 1.0:1.0.

      Section  5.6  Leverage Ratio. Guarantor shall maintain at all times a
                    --------------
Leverage Ratio of not more than 2.75 to 1.0.

      Section  5.7  Fixed Charge Coverage Ratio. Guarantor shall maintain at all
                    ---------------------------
times a Fixed Charge Coverage Ratio of greater than 1.4 to 1.0.

      Section  5.8  Debt Service Coverage Ratio. Guarantor shall maintain at all
                    ---------------------------
times a Debt Coverage Ratio of not more than 3.5 to 1.0.


                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

               So long as the Multiple Disbursement Master Note and the Term Note shall remain unpaid or Lender shall have the Commitment hereunder, without the prior written consent of Lender:

      Section  6.1  Limitation on Liens. Borrower will not create, assume, incur
                    -------------------
or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on the Collateral, other than Permitted Liens.

      Section  6.2  Consolidations, Mergers, etc. Neither Guarantor nor Borrower
                    -----------------------------
will consolidate or merge with or into any Person or sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided,
                                                                     --------
that (a) Borrower may merge at any time with the Guarantor or with another Person if (1) Borrower is the corporation surviving the merger and (2) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing and (b) Guarantor may merge at any time with another Person if (1) Guarantor is the corporation surviving the merger and
(2) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.

      Section  6.3  Sale of Collateral. Borrower shall not sell, lease, transfer
                    ------------------
or otherwise dispose of the Collateral except in compliance with Section 2.6
                                                                 -----------
hereof.

      Section  6.4  Continuous Perfection. Borrower will not change its name,
                    ---------------------
identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code in effect in the State of Georgia, unless Borrower shall have given Lender at least thirty (30) days' prior written notice thereof and shall have taken all action necessary or reasonably requested by Lender to amend such financing or continuation statement so that it is not seriously misleading. Borrower will not take, or omit to take, any action which would cause the Collateral to become a "fixture" as defined in
Section 9-313(1)(a) of the Uniform Commercial Code in effect in the State of Georgia, and it is expressly agreed by Borrower that the intent of the parties hereto is that the Collateral does not and would not constitute a "fixture".


                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

      Section  7.1  Events of Default. If one or more of the following events
                    -----------------
("Events of Default") shall occur and be continuing, such event shall constitute
  -----------------
an Event of Default, whatever the reason for such event and whether it shall occur by operation of law or pursuant to any order, rule or regulation of any court or governmental authority or otherwise:

               (a) Borrower fails to pay on the due date (i) any principal on the Multiple Disbursement Master Note or the Term Note, (ii) within three (3) Business Days of the due date, any accrued interest on the Multiple Disbursement Master Note or the Term Note or any other amount payable hereunder; or

               (b) Any representation or warranty contained herein or in any other Loan Document or deemed to have been made hereunder or thereunder or made by or furnished on behalf of Borrower in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed to have been made; or

               (c) Guarantor fails to perform or observe any covenant, term or condition contained in Sections 5.5, 5.6, 5.7 and 5.8 hereof or Article VI; or
                       -------- ---  ---  ---     ---           ----------

               (d) Guarantor fails to perform or observe any other covenant or agreement of this Agreement not specifically referred to elsewhere in this
Section 7.1 or any covenant or agreement contained in any other Loan Document
- -----------
and such failure continues for more than thirty (30) days after Borrower receives written notice from Lender of such failure; or

               (e) An "event of default" (as defined in any Loan Document) shall occur and be continuing under any other Loan Document; or

               (f) Guarantor or Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any other Indebtedness of Guarantor or Borrower, respectively (other than the Indebtedness referred to in paragraph (g) hereof) in excess of $250,000 in the aggregate or (ii) fails to perform or observe any other agreement, term or condition contained in any agreement under which any Indebtedness described in clause (i) is created (or if any other event shall occur and be continuing thereunder) and the effect of such failure or other event set forth in clause (i) or clause (ii) above is to permit or cause such obligation to become due prior to any stated maturity (unless such failure of payment or performance is waived); or

               (g) An "Event of Default" shall occur under (i) the Term Note dated July 26, 1990 in the original principal amount of $10,000,000 executed by Monroe Litho, Inc., a wholly-owned Subsidiary of Guarantor, in favor of Lender, and Guarantor shall fail to cure such Event of Default within the time period prescribed in its Guaranty dated July 26, 1990 or (ii) the Term Note dated January 29, 1993 executed by Guarantor as borrower in favor of Lender; or

               (h) Guarantor, Borrower or any other Subsidiary of Guarantor shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code of the United States of America, as amended from time to time, or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing or (ii) fail generally to pay its debts as they become due; or

               (i) An involuntary case or other proceeding shall be commenced against Guarantor or Borrower or any other Subsidiary of Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code of the United States of America, as amended from time to time, or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Guarantor or any Subsidiary of Guarantor, including Borrower, under the Federal bankruptcy laws as now or hereafter in effect; or

               (j) Any order or judgment for the payment of money which could have a Material Adverse Effect shall be rendered against Guarantor or against Borrower or any other Subsidiary of Guarantor, and such order or judgment shall continue unsatisfied and unstayed for more than sixty (60) days.

      Section  7.2  Remedies on Default.
                    -------------------

               (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 7.1 (h) or (i)
                                                        -----------  -      -
hereof, Lender may (i) terminate all obligations of Lender to Borrower under this Agreement, including, without limitation, the Commitment and the obligation to make Advances thereunder, and all obligations to convert Advances into the Term Loan, (ii) declare the Multiple Disbursement Master Note or the Term Note, as the case may be, including, without limitation, principal, accrued and unpaid interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

               (b)  Upon the occurrence of an Event of Default under Section 7.1
                                                                     -----------
(h) or (i) hereof, (i) all obligations of Lender to Borrower under this
 -      -
Agreement, including, without limitation, the Commitment and all obligations to make Advances thereunder, and all obligations to convert Advances into the Term Loan, shall terminate automatically and (ii) the Multiple Disbursement Master Note or the Term Note, as the case may be, including, without limitation, principal, accrued and unpaid interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings), shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

               (c) Upon the occurrence of an Event of Default and acceleration of either the Multiple Disbursement Master Note or the Term Note, as the case may be, as provided in (a) or (b) above, Lender may pursue any remedy available under this Agreement or under any other Loan Document or available at law or in equity, all of which shall be cumulative.



                                 ARTICLE VIII

                                   GUARANTY
                                   --------

      Section  8.1  Guaranty. Guarantor hereby unconditionally guarantees the
                    --------
full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of (x) the principal and interest on all Advances under the Multiple Disbursement Master Note, (y) the principal and interest on the Term Loan under the Term Note and (z) all other amounts payable by Borrower under this Agreement. Guarantor agrees that the guaranty contained herein is a guaranty of payment and performance and not of collection, and that its obligations hereunder shall be primary, absolute and unconditional, irrespective of and unaffected by:

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this guaranty or any other term of this Agreement or in the Multiple Disbursement Master Note or the Term Note;

               (b) the absence of any action to enforce this guaranty or this Agreement or the waiver or consent of Lender with respect to any of the provisions hereof;

               (c) the existence, value or condition of, or failure to perfect a lien against, any security for the indebtedness of Borrower hereunder and under the Multiple Disbursement Master Note and the Term Note (including without limitation the Collateral), or the absence of any action by Lender in respect thereof (including the release of any security); or

               (d) any other action or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Guarantor that its obligations under this Article VIII shall not be discharged until the payment and performance of all obligations of Borrower hereunder, under the Multiple Disbursement Master Note and under the Term Note. Guarantor shall be deemed to be the principal debtor with respect to such obligations. Guarantor hereby waives all rights it may now or in the future have under any statute, or at common law, or in law or in equity, or otherwise, to compel Lender to proceed against Borrower or any security in respect of such obligations (including without limitation the Collateral) before proceeding against Guarantor. Guarantor expressly waives and agrees not to assert any defense based upon the failure of Lender to commence an action in respect of such obligations against Borrower or any other party or any security for the payment and performance of such obligations, including without limitation the provisions of O.C.G.A. /S/ 10-7-24. It is agreed between Guarantor and Lender that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and that, but for the guaranty contained in this Article VIII, Lender would not have entered into the Commitment to make Advances and to convert such Advances into the Term Loan.

      Section  8.2  Waivers. In addition to the waivers contained in Section 8.1
                    -------                                          -----------
hereof, Guarantor waives any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, the guaranty contained in this Article VIII. Guarantor further waives diligence, presentment and demand with respect to any of the obligations of Borrower hereunder, under the Multiple Disbursement Master Note, or under the Term Note or all other demands whatsoever, and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Article VIII.

      Section  8.3  Modification, etc. If Lender shall at any time, without the
                    ------------------
consent of, or notice to, Guarantor:

               (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Commitment and any Advance thereunder or the Term Loan;

               (b) take any action hereunder in the exercise of any remedy, power or privilege contained herein or available to it at law, equity or otherwise, or waive or refrain from exercising any of the foregoing;

               (c) amend or modify this Agreement, the Multiple Disbursement Master Note or the Term Note;

               (d) extend or waive the time for performance by Borrower or Guarantor of, or compliance with, any term, covenant or agreement on its part to be performed or observed hereunder, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

               (e) take and hold security or collateral for the payment of the obligations of the Borrower guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a lien or security interest, to secure any indebtedness of Guarantor or Borrower hereunder (including, without limitation, the Collateral);

               (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or Borrower or any of them to Lender; and/or

               (g) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or Borrower to Lender in such manner as Lender shall determine in its discretion;

then Lender shall not incur any liability to Guarantor pursuant hereto as a result thereof, and no such action shall impair or release the obligations of Guarantor under this guaranty.

      Section  8.4  Reinstatement. The guaranty contained in this Article VIII
                    -------------
shall remain in full force and effect and continue to be effective in the event any petition is filed by or against Borrower or Guarantor for liquidation or reorganization, in the event Borrower or Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of Borrower's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations of Borrower hereunder or under either the Multiple Disbursement Master Note or the Term Note is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      Section  8.5  Subrogation. Guarantor hereby waives as against Borrower and
                    -----------
its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, or any other similar claim, cause of action or remedy that otherwise would arise out of Guarantor's performance of its obligations to Lender under this Article VIII. The preceding waiver is intended by both Guarantor and Borrower to be for the benefit of Borrower, and the waiver shall be enforceable by Borrower or its successors or assigns as an absolute defense to any action by Guarantor against Borrower or its assets which arises out of Guarantor's having made payment to Lender with respect to any such obligations.

      Section  8.6  Continuing Guaranty. Guarantor agrees that the guaranty
                    -------------------
contained in this Article VIII is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of all obligations of Borrower hereunder, under the Multiple Disbursement Master Note and under the Term Note.


                                  ARTICLE IX

                               SECURITY INTEREST


      Section  9.1  Security Interest. As collateral security for the prompt and
                    -----------------
complete payment and performance by Borrower of the Secured Obligations when due (whether at stated maturity, by acceleration or otherwise), Borrower hereby pledges, assigns, transfers, sets over, conveys and delivers to Lender, and grants to Lender a Lien on, all right, title and interest of Borrower in and to the Collateral.

      Section  9.2  Power-of-Attorney. Borrower does hereby irrevocably make,
                    -----------------
constitute and appoint Lender and any of its officers or designees its true and lawful attorney-in-fact, with full power and authority to do any and all acts necessary or proper to carry out the intent of this Article, including, without limitation, the right, power and authority (a) to enforce all rights of Borrower under and pursuant to any agreements with respect to the Collateral, all for the sole benefit of Lender and (b) to execute such other and further liens, security interests, pledges and assignments of the Collateral as Lender may reasonably require for the purpose of perfecting, protecting or maintaining the Lien granted to Lender herein. Borrower hereby ratifies and confirms all that Lender as such attorney-in-fact or its substitute does by virtue of this power-of-attorney, which power is coupled with an interest and is irrevocable, until Borrower has paid in full the Secured Obligations and the Commitment and this Agreement is terminated. Notwithstanding the foregoing, Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the foregoing power of attorney, except (A) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral, (B) to effect any repairs or any insurance called for by the terms of this Agreement, (C) to pay all or any part of the premiums for such insurance and the costs thereof and (D) to exercise its rights pursuant to
Section 9.4 hereof.
- -----------

      Section  9.3  Borrower to Hold in Trust. Upon the occurrence and during
                    -------------------------
the continuation of any Event of Default and regardless of whether Lender makes any demand to or request of Borrower, Borrower agrees to hold in trust for Lender any and all cash, checks, drafts, items, chattel paper and other instruments or writings for the payment of money that may be received by Borrower in full or partial payment or otherwise as proceeds of the Collateral, in precisely the form received. Borrower will immediately upon request by Lender endorse, transfer and deliver any and all such payments to Lender for application against the Secured Obligations.

      Section  9.4  Financing Statements. Borrower hereby authorizes Lender to
                    --------------------
file continuations to the financing statements described in Section 4.19 hereof
                                                            ------------
without the signature of Borrower, so long as the Secured Obligations remain unpaid. Upon payment in full of the Secured Obligations and the termination of this Agreement, Lender shall execute and deliver to Borrower such termination statements as Borrower shall reasonably request. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

      Section  10.1  No Waiver. No delay or failure on the part of Lender or any
                     ---------
holder of the Multiple Disbursement Master Note or the Term Note, as the case may be, in the exercise of any right, power or privilege granted under this Agreement or any other Loan Document or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Lender unless made in writing and signed by Lender, and then only to the extent expressly specified therein.

      Section  10.2  Notices. Unless otherwise provided herein, all notices,
                     -------
requests and other communications provided for hereunder shall be in writing (including telecopier) and shall be given at the following addresses:

               (1)  If to Lender:    Trust Company Bank
                                     25 Park Place
                                     23rd Floor, Center 127

                                     Atlanta, Georgia  30303

                                     Attention:  Willem-Jan Hattink
                                                 First Vice President

                                     Telephone:  (404) 588-8055
                                     Telecopy:   (404) 588-8833

               (2)  If to Borrower
                      or Guarantor:  Graphic Industries, Inc.
                                     2155 Monroe Drive, N. E.
                                     Atlanta, Georgia   30324

                                     Attention:  David S. Fraser
                                                 Chief Financial Officer and
                                                 Treasurer

                                     Telephone:  (404) 874-3327
                                     Telecopy:   (404) 874-7589

Any such notice, request or other communication shall be effective (i) if given by mail, upon the earlier of receipt or the third Business Day after such communication is deposited in the United States mail, registered or certified, with first-class postage prepaid, addressed as aforesaid, (ii) if given by air courier, when delivered at the address specified herein, or (iii) if given by telecopier, when so telecopied. Borrower, Guarantor and Lender may change its address or telecopier number for notice purposes by notice to the other party in the manner provided herein.

      SECTION  10.3  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                     -------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

      Section  10.4  Survival of Representations and Warranties. All
                     ------------------------------------------
representations and warranties contained herein or made by or furnished on behalf of Borrower or Guarantor in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

      Section  10.5  Severability. If any part of any provision contained in
                     ------------
this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

      Section  10.6  Counterparts. This Agreement may be executed in any number
                     ------------
of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

      Section  10.7  Payment of Costs. Borrower shall pay all costs, expenses,
                     ----------------
taxes and fees (a) incurred by Lender in connection with the administration (outside of the ordinary course of business) of the Advances, the Commitment, the Term Loan and the Loan Documents in accordance with the provisions thereof and the preparation, execution and delivery of any waiver, amendment or consent by Lender relating to the Loan Documents, including, without limitation, the reasonable costs and expenses of counsel for Lender (including in-house counsel); and (b) incurred by Lender in enforcing the Loan Documents, including, without limitation, reasonable costs and expenses of counsel for Lender (including in-house counsel).

      Section  10.8  Successors and Assigns. This Agreement shall bind and inure
                     ----------------------
to the benefit of Guarantor, Borrower and Lender, and their respective successors and assigns; provided, that neither Guarantor nor Borrower shall have
                        --------
any right to assign its rights or obligations hereunder to any Person. Notwithstanding anything in this Agreement to the contrary, Lender may assign its rights and delegate its obligations under this Agreement and the other Loan Documents and further may assign all or any part of any Advance or its Commitment or the Term Loan or any other interest herein or in any other Loan Document. Such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would have if it were Lender hereunder and under the other Loan Documents. Lender may sell or otherwise grant participations in the Advances, the Commitment and the Term Loan. The holder of any such participation, if the participation agreement so provides, shall have the same rights and benefits of Lender hereunder.

      Section  10.9  Set-Off. Upon the occurrence and during the continuation of
                     -------
an Event of Default, Guarantor and Borrower authorize Lender, without notice or demand, to apply any indebtedness due or to become due to either Guarantor or Borrower from Lender in satisfaction of any of the indebtedness, liabilities or obligations of Borrower or Guarantor under this Agreement or under any other Loan Document, including, without limitation, the right to set-off against any deposits or other cash collateral of Borrower and Guarantor held by Lender.

      Section  10.10 Indemnity. Each of Borrower and Guarantor agrees to
                     ---------
protect, indemnify and save harmless Lender, and all shareholders, affiliates, directors, officers, employees and agents of Lender, from and against any and all (a) claims, demands and causes of action of any nature whatsoever brought by any Person not a party to any Loan Document and arising from or related or incident to this Agreement, or any other Loan Document, (b) costs and expenses incident to the defense of such claims, demands and causes of action, including, without limitation, reasonable attorneys' fees and (c) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action; provided, that such claims, costs and liabilities are not proximately caused by Lender's gross negligence or willful misconduct. The indemnity contained in this section shall survive the termination of this Agreement.

      Section  10.11  Jurisdiction and Venue. Each of Borrower and Guarantor
                      ----------------------
agrees, without power of revocation, that any civil suit or action brought against it by Lender or its successors or assigns as a result of any of its obligations under this Agreement or under any other Loan Document may be brought against it either in the Superior Court of Fulton County, Georgia, or in the United States District Court for the Northern District of Georgia, and each of Borrower and Guarantor hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and each of Borrower and Guarantor agrees that final judgment in any such civil suit or action shall be conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

      Section  10.12  Entire Agreement. This Agreement and the other Loan
                      ----------------
Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto including, without limitation, any loan commitment from Lender to Borrower, are expressly superseded hereby. The execution of this Agreement and the other Loan Documents by Borrower and Guarantor was not based upon any facts or materials provided by Lender, nor was Borrower or Guarantor induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by Lender.

      SECTION  10.13  WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND LENDER
                      --------------------
HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE EXTENT PERMITTED BY APPLICABLE LAW.

      Section  10.14  Amendments, etc. Any provision of this Agreement or the
                      ----------------
other Loan Documents may be amended or waived, if such amendment or waiver is in writing and is agreed by the Borrower, Guarantor and Lender.

               WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written, this 30th day of November, 1994.


                                  "BORROWER"

                                  IPD PRINTING & DISTRIBUTING,  INC.


                                  By  /s/Mark C. Pope IV
                                    -----------------------------------
                                    Name:   Mark C. Pope IV
                                    TITLE:  Vice President


                                  Attest  /s/Donald P. Hunnicutt
                                        -------------------------------
                                        Name:   Donald P. Hunnicutt
                                        TITLE:  Secretary


                                            [CORPORATE SEAL]


                                  "GUARANTOR"

                                  GRAPHIC INDUSTRIES, INC.


                                  By  /s/Mark C. Pope IV
                                    -----------------------------------
                                    Name:   Mark C. Pope IV
                                    Title:  President


                                  Attest /s/Donald P. Hunnicutt
                                        -------------------------------
                                        Name:   Donald P. Hunnicutt
                                        TITLE:  Corporate Secretary

                                            [CORPORATE SEAL]

                                  "LENDER"

                                  TRUST COMPANY BANK



                                  By /s/Sheila A. Corcoran
                                    -----------------------------------
                                    Name:   Sheila A. Corcoran
                                    TITLE:  Banking Officer


                                  By /s/David H. Eidson
                                    -----------------------------------
                                    Name:   David H. Eidson
                                    TITLE:  Group Vice President

                                   EXHIBIT A
                                   ---------


                       MULTIPLE DISBURSEMENT MASTER NOTE
                       ---------------------------------

November 30, 1994                                          $3,500,000.00
                                                           Atlanta, Georgia


               FOR VALUE RECEIVED, the undersigned, IPD PRINTING & DISTRIBUTING, INC., a Georgia corporation ("Borrower"), promises to pay to the order of TRUST COMPANY BANK ("Lender") at the principal office of Lender at 25 Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate, in immediately available funds in lawful money of the United States of America, on the Conversion Date as set forth in that certain Loan, Security and Guaranty Agreement of even date herewith (as the same may hereafter be amended, extended or supplemented from time to time, the "Agreement") between Borrower, Guarantor and Lender, the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) or so much thereof as may be disbursed hereunder and be outstanding as shown on the grid schedule attached hereto, together with interest thereon as hereinafter provided.

               In addition to principal, Borrower agrees to pay interest on the principal amounts outstanding hereunder from the date of each disbursement until paid at such simple rates of interest per annum and upon such dates as provided for in the Agreement from the date hereof to the Conversion Date.

               On the Conversion Date, Borrower may, subject to the terms and conditions of the Agreement, pay the aggregate outstanding principal amount of the Advances, or any portion thereof, by delivering to Lender a duly executed Term Note.

               This Multiple Disbursement Master Note evidences the Advances made pursuant to the terms and conditions of the Agreement, to which Agreement reference is hereby made for a full and complete description of such terms and conditions, including without limitation, provisions for the acceleration of the maturity date hereof upon the existence or occurrence of certain conditions or events. All capitalized terms used in this Multiple Disbursement Master Note shall have the same meanings as set forth in the Agreement.

               Borrower acknowledges that the actual crediting of any Advance under the Agreement to an account of Borrower or recording of such amount on the books and records (including the attached Grid Schedule) of Lender shall, in the absence of manifest error, constitute prima facie evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records or grid schedule shall constitute, in the absence of manifest error, prima facie evidence of principal amounts outstanding under this Multiple Disbursement Master Note and the payments made under the Agreement at any time; provided, that no delay or failure of Lender to record on the attached grid schedule or in such account the amount of any Advance shall affect the obligation of Borrower to repay such amount together with interest thereon in accordance with this Multiple Disbursement Master Note and the Agreement.

               Failure or forbearance of Lender to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder and shall not constitute a waiver of such right unless so stated by Lender in writing.

               TIME IS OF THE ESSENCE HEREUNDER. In addition to and not in limitation of the foregoing and the provisions of the Agreement, Borrower further agrees to pay all costs and expenses of collection, including reasonable attorneys' fees, if this Multiple Disbursement Master Note shall be collected by law or through an attorney at law, or in bankruptcy or other judicial proceedings.

               THIS MULTIPLE DISBURSEMENT MASTER NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

               PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

               IN WITNESS WHEREOF the duly authorized officers of the undersigned have set their hands and the seal of the undersigned as of the date first above written.

                                            IPD PRINTING & DISTRIBUTING, INC.

                                            By_________________________________
                                              Name:
                                              Title:

                                            Attest______________________________
                                                   Name:
                                                   Title:

                                                         (CORPORATE SEAL)

                      ADVANCES AND PAYMENTS OF PRINCIPAL

                Amount           Amount of
Notation          of             Principal           Maturity
 Date          Advance            Prepaid              Date            Made By
- --------       -------           ---------           --------          -------

                                   EXHIBIT B
                                   ---------

                                   TERM NOTE
                                   ---------

[Conversion Date]                                          $[             ]
                                                           Atlanta, Georgia


               FOR VALUE RECEIVED, the undersigned, IPD PRINTING & DISTRIBUTING, INC., a Georgia corporation ("Borrower"), promises to pay to the order of TRUST COMPANY BANK ("Lender") at the principal office of Lender at 25 Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate, in immediately available funds in lawful money of the United States
of America, the principal sum of [         ] ($         ), together with all
accrued and unpaid interest thereon as hereinafter provided.

               The principal amount hereof shall be payable in twenty (20)
consecutive equal quarterly installments of [         ] each, commencing on the
last day of the calendar quarter next succeeding the Conversion Date and continuing on the last day of each calendar quarter thereafter up to and including the Final Maturity Date, at which time the remaining unpaid principal balance hereunder shall be due and payable.

               In addition to principal, Borrower promises to pay interest on the principal balance hereunder from time to time at the simple rate of interest per annum and upon such dates as provided for in the Agreement (as hereinafter defined) from the date hereof to the Final Maturity Date.

               This Term Note evidences the Term Loan in the aggregate principal
amount of [        ], made pursuant to the terms and conditions of a certain
Loan, Security and Guaranty Agreement, dated as of November 30, 1994 between Borrower, Guarantor and Lender (as the same hereafter may be amended, extended or supplemented from time to time, the "Agreement"), to which Agreement reference is hereby made for a full and complete description of such terms and conditions, including without limitation, provisions for the acceleration of the maturity date hereof upon the existence or occurrence of certain conditions or events. All capitalized terms used in this Term Note shall have the same meanings as set forth in the Agreement.

               Failure or forbearance of Lender to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder and shall not constitute a waiver of such right unless so stated by Lender in writing.

               TIME IS OF THE ESSENCE HEREUNDER. In addition to and not in limitation of the foregoing and the provisions of the Agreement, Borrower further agrees to pay all costs and expenses of collection, including reasonable attorneys' fees, if this Term Note shall be collected by law or through an attorney at law, or in bankruptcy or other judicial proceedings.

               THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES).

               PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

               IN WITNESS WHEREOF the duly authorized officer of the undersigned have set its hand and the seal of the undersigned as of the date first above written.

                                            IPD PRINTING & DISTRIBUTING, INC.


                                            By________________________________
                                              Name:
                                              Title:


                                            Attest____________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT C

                         Description of Real Property

                                   EXHIBIT D


                           GRAPHIC INDUSTRIES, INC.

                               CERTIFICATE AS TO
                          ANNUAL FINANCIAL STATEMENTS


               I, _____________________, Chief Financial Officer of GRAPHIC INDUSTRIES, INC., a Georgia corporation ("Guarantor"), hereby certify in my capacity as such officer, pursuant to Section 5.2(c) of the Loan, Security and Guaranty Agreement dated as of November 30, 1994, between IPD Distributing & Printing, Inc. ("Borrower"), Guarantor and Trust Company Bank (the "Agreement"; all capitalized terms herein not otherwise defined herein shall have the meanings ascribed to them in the Agreement), that:

               1.   To the best of my knowledge:

               (a) the accompanying consolidated financial statements of Guarantor and its Subsidiaries for the annual accounting period ending January 31, 199__, are complete and correct and present fairly, in accordance with GAAP (except for changes therein or therefrom described below that have been approved in writing by [ERNST & YOUNG], Guarantor's current independent certified public accountants), the financial position of Guarantor and its Subsidiaries as at the end of such period, and the results of operations and cash flows for such period, on the basis presented;

               (b) except as disclosed or reflected in such financial statements, as at [date of financial statements], Guarantor did not have any liability, contingent or otherwise, nor any unrealized or anticipated loss, on a consolidated basis that, singly or in the aggregate, has had or could have a Material Adverse Effect.

               2. The changes from GAAP are as follows: [DESCRIBE OR INSERT "NONE"]

All such changes have been approved in writing by [ERNST & YOUNG], Guarantor's current independent certified public accountants.

               3. Attachment No. 1 attached hereto sets forth the calculations required to establish whether or not Guarantor was in compliance with Sections
                                                                      --------
5.5, 5.6, 5.7 and 5.8 of the Agreement.
- ---  ---  ---     ---

               4. Based on an examination sufficient to enable me to make an informed statement, no Default or Event of Default exists, except the following:

               [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by Borrower with respect thereto.]


                                            GRAPHIC INDUSTRIES, INC.


                                            By_________________________________
                                              Name:
                                              Title:  Chief Financial Officer

Dated:

                       Attachment Number 1 to Exhibit D
                            Compliance Certificate


A. CURRENT RATIO
   (measured quarterly commencing 1/31/95)

   1.  Consolidated Current Assets                                 $___________
   2.  Consolidated Current Liabilities                            $___________
   3.  Current Ratio (1/2)
       at end of such fiscal period                  $__________


       MINIMUM RATIO PERMITTED UNDER /S/ 5.5                       1.00 to 1.00


B. LEVERAGE RATIO
   (measured quarterly commencing 1/31/95)

   4.  Consolidated Total Liabilities                              $___________
   5.  Consolidated Net Worth                                      $___________

   6.  Leverage Ratio (4/5) at end
       of such fiscal period                                       ____________


       MAXIMUM RATIO PERMITTED UNDER /S/ 5.6         2.75 to 1.00


C. FIXED CHARGE COVERAGE RATIO
   (measured quarterly commencing 1/31/95)

   7.  Consolidated Net Income
       (immediately preceding 4 fiscal quarters) $__________
   8.  Consolidated Interest Expense
       (immediately preceding 4 fiscal quarters) $__________
   9.  Consolidated Lease Expense
       (immediately preceding 4 fiscal quarters) $__________
   10. Consolidated Income Tax Expense
       (immediately preceding 4 fiscal quarters) $__________

   11.  EBILT (7+8+9+10)                             $__________

   12.  Fixed Charge Coverage Ratio for
        immediately preceding 4 fiscal quarters
        (11/(8+9))                                                 ____________

        MINIMUM RATIO PERMITTED UNDER /S/ 5.7                      1.4 to 1.0


D. DEBT SERVICE COVERAGE RATIO
   (measured quarterly commencing 1/31/95)

   13.  Consolidated Funded Debt                                   $___________
   14.  Consolidated Depreciation and
        Amortization (immediately
        preceding 4 fiscal quarters)                 $__________
   15.  EBITDA (7+8+10+14)                                         $___________
   16.  Debt Service Coverage Ratio
        for immediately preceding
        4 fiscal quarters (13/15)                                  ____________

        MAXIMUM RATIO PERMITTED UNDER /S/ 5.8        3.5 to 1.0